SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Amendment No.1

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

TS ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

TS ELECTRONICS, INC.

2ND Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

To Our Stockholders:

We are furnishing the attached Information Statement to holders of shares of common stock, par value $.001 per share, of TS Electronics, Inc., a Delaware corporation.  The purpose of the Information Statement is to notify the stockholders of TS Electronics that, on March 15, 2006, we received written consent from stockholders representing a majority of our shares of common stock taking action to adopt an Amendment to our Certificate of Incorporation that will make the following changes:

•

Change our corporate name from TS Electronics, Inc. to China Pharma Holdings, Inc.;

•

Increase the number of our authorized shares of common stock from Thirty Million (30,000,000)
                    shares to Sixty Million (60,000,000) shares; and

•

Set the number of directors constituting the entire Board of Directors at between three and nine, with the specific number to be fixed from time to time by a vote of the majority of the entire Board of Directors.

The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by the holders of not less than the minimum number of votes that would be necessary to authorize the foregoing actions at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.  The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.  The corporate actions will not become effective before the date which is twenty (20) days after this Information Statement is first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholder of TS Electronics.

The Information Statement is being mailed on or about March   , 2006 to stockholders of record as of March 15, 2006 (the “Record Date”), the record date for determining our stockholders entitled to notice of the corporate actions.

March __, 2006

By Order of the Board of Directors,

/s/ Zhilin Li

Zhilin Li, President and CEO

We are Not Asking You For a Proxy and You are Requested Not to Send Us a Proxy.

TS ELECTRONICS, INC.

2nd floor, No. 17, Jinpan Road,

Haikou, Hainan Province, China, 570216

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

March __, 2006

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No Vote or Other Action of TS Electronic’s Stockholders is

Required in Connection with this Information Statement.

We Are Not Asking You for a Proxy and You are not Requested to send Us a Proxy.

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We are sending you this Information Statement to inform you of the adoption of a resolution of the Board of Directors of TS Electronics as of March 15, 2006, and the consent of a stockholder of TS Electronics representing a majority of our outstanding shares of common stock on March 15, 2006, approving an Amendment to our Certificate of Incorporation in the form attached hereto as Annex A (the “Amendment”).  The material changes to the Certificate of Incorporation made by the Amendment are to:

•

Change our corporate name from TS Electronics, Inc. to China Pharma Holdings, Inc.;

•

Increase the number of shares of common stock authorized to be issued by the corporation from Thirty Million
                   (30,000,000) shares to Sixty Million (60,000,000) shares; and

•

Set the number of directors constituting the entire Board of Directors at between three and nine, with the specific number to be fixed from time to time by a vote of the majority of the entire Board of Directors.

TS Electronics is distributing this Information Statement to its stockholders in satisfaction of any notice requirements it may have under the Delaware General Corporation Law (the “DGCL”).  No additional action will be undertaken by us with respect to the receipt of written consents.  No dissenters’ rights under the DGCL are afforded to our stockholders as a result of the adoption or filing of the Amendment or the changes effected by the Amendment.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 15, 2006 (the "Record Date"). This Information Statement will be first mailed on or about March  __, 2006 to stockholders of record at the close of business on the Record Date.  As of the Record Date, there were outstanding 30,000,000 shares of the Company's common stock.  The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

An amendment to our Certificate of Incorporation requires a majority of the votes cast either at the annual meeting or by written consent. One stockholder, Heung Mei Tsui, owning approximately 68.5% of our outstanding voting securities voted for the Amendment in a written consent, dated March 15, 2006.  Our Board of Directors has unanimously approved the Amendment. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.

Pursuant to Rule 14c-2 under the Securities Exchange Act, the Amendment cannot take effect until 20 calendar days after this Information Statement is sent to the stockholders of TS Electronics.  The Amendment will become effective when it is filed with the Delaware Secretary of State, which is anticipated to be on or about April __, 2006, or at least 20 calendar days after the mailing of this Information Statement.

GENERAL

TS Electronics will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple holders of our common stock sharing an address unless we have received contrary instructions from such holders.

    Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:

TS Electronics, Inc.

2nd  Floor, No. 17, Jinpan Road,

Haikou, Hainan Province, China, 570216

Tel: 843-277-0024 and 843-422-3842 (USA)

86-898-66811730 (China)

BACKGROUND OF THE ACTIONS TO BE TAKEN

On October 19, 2005, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Onny Investment Ltd., a corporation organized under the laws of the British Virgin Islands (“Onny”), and the stockholders of Onny (the “Onny Stockholders”), which provided that TS Electronics would acquire all of the issued and outstanding shares of Onny from Onny Stockholders in exchange for 27,499,940 shares of our common stock.  As a result of the acquisition of Onny, the principal business of TS Electronics has become the manufacturing and marketing of pharmaceutical products in China.  Also, under the terms of Acquisition Agreement, TS Electronics did not have enough authorized common stock to issue the entire 27,499,940 shares required to be issued to Onny Stockholders, and the largest stockholder of Onny, Heung Mei Tsui, agreed that that 4,723,056 of the shares to be issued to her would be issued as soon as our Certificate of Incorporation could be amended to authorize the necessary additional shares.

NAME CHANGE OF THE COMPANY

The Board of Directors has determined that, in light of the fact that the acquisition of Onny has caused the principal business of our company to consist of manufacturing and marketing pharmaceutical products in the Peoples Republic of China, it would be in the best interests of the company to change our corporate name from TS Electronics, Inc. to China Pharma Holdings, Inc.

INCREASE IN AUTHORIZED SHARES

All 30,000,000 shares of TS Electronics’ authorized common stock are currently outstanding. As indicated above, the Exchange Agreement requires TS Electronics to issue an additional 4,723,056 shares of common stock to Heung Mei Tsui that we cannot currently issue because they are not authorized.  Accordingly, the Board of Directors determined that that it would be in the best interests of the company to increase our authorized shares of common stock from 30,000,000 to 60,000,000 shares in order to have sufficient shares authorized to issue the shares that are required to be issued to Heung Mei Tsui and in order to provide sufficient additional shares to provide for our future financing needs.

The issuance of 4,723,056 shares of common stock to Heung Mei Tsui without consideration (other than that already provided by her under the Exchange Agreement), which  will be an immediate result from the increase in our authorized common stock, will dilute the percentage ownership represented by each of our outstanding shares by 15.7%.  Nevertheless, TS Electronics has previously received compensation for these additional shares in the form of the shares of Onny that Heung Mei Tsui exchanged with TS Electronics under the Exchange Agreement, and TS Electronics is obligated to issue these shares to her in return.

By increasing our authorized shares of common stock, we will also have additional shares of stock available for future actions, including acquisitions, capital raising transactions and employee stock incentive plans.  Increasing our number of authorized shares of common stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:

•	Acquisitions and mergers,
•	Financing transactions to improve our financial and business position,
•	Stock splits or stock dividends,
•	Recruiting employees and executives,
•	Employee benefit plans, and
•	Other proper business purposes.

If additional shares are readily available, our Board of Directors will be able to act quickly to issue additional shares without spending the time and incurring the expense of soliciting proxies and holding additional stockholders’ meetings.  The Board, however, may issue additional shares of common stock without action on the part of the stockholders only if the action is permissible under Delaware law, and only if the rules of the exchange on which the common stock is then listed permit those issuances.  The Common Stock is currently not listed on an exchange, but is traded on an infrequent basis in the over-the-counter market.

The additional authorized shares of common stock could also be used in the future to discourage other persons from attempting to gain control of TS Electronics by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management.  These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of TS Electronics.  We are not currently aware of any effort to obtain control of TS Electronics and have no plans to use the new shares for purposes of discouraging any such effort.  As long as Heung Mei Tsui continues to own a majority of our outstanding common stock, a takeover of TS Electronics will not be possible without her consent.  We have no current plans to issue any of the additional shares (other than to satisfy the terms Exchange Agreement to issue an additional 4,723,056 shares to Heung Mei Tsui); however, increasing the number of authorized shares would permit us to meet future business and financial needs potentially involving the issuances of new shares, should we determine that such action is advisable in the future.  Issuing any additional shares of our common stock at a price less than the current market price for our common stock would dilute our current stockholders’ interests.

ADDITION OF DIRECTORS TO BOARD

The Board of Directors has determined that that it would be in the best interests of the Company to add two additional directors to the Board of Directors to assist in governing the affairs of the Company and to generally maintain the number of directors on the Board at between two and nine. Accordingly, the Board and the majority shareholder have approved an amendment to the Certificate of Incorporation that will increase the number of directors to not less than three and not more than nine, with the exact number to determined from time to time by the Board.  The vacancies that will occur due to the creation of the additional Board seats may be filled by the current director, and the newly appointed directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified.

AMENDED CERTIFICATE OF INCORPORATION

The Board of Directors has determined that it would be in the best interests of the Company to amend the Company's Certificate of Incorporation in order to effect the above actions, i.e., to change the name of the corporation, increase the number of authorized shares, and increase the size of the Board of Directors.

CERTAIN QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?

A:

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. The holder of voting control of a majority of the issued and outstanding common stock has voted in favor of amending the Company's Certificate of Incorporation to:

•

change the name of the Company to China Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products;

•

increase the number of authorized shares of common stock from 30,000,000, par value $0.001 per share, to
                    60,000,000 shares, par value $0.001 per share; and

•

increase the number of directors of the Company to between three and nine, with the exact number of directors to be determined from time to time by vote of the entire Board of Directors.

Q:       Why is the Company sending me this Information Statement?

A:       The Company is sending this Information Statement to you to under legal requirements to inform you about the above actions at least 20 days before they can take effect.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has fixed the close of business on March 15, 2006 as the Record Date for the determination of the common stockholders entitled to notice of the actions by written consent.

    At the Record Date, the Company had issued and outstanding 30,000,000 shares of common stock. The consenting stockholder held, as of the Record Date, voting control over 68.5% of the issued and outstanding shares of common stock.

The written consent of the consenting stockholder is, therefore, without any further action sufficient to provide the necessary stockholder approval for the Amendment, which will change the name of the corporation, increase the number of authorized shares, and change the number of directors of comprising the Board of Directors.

The consenting stockholder’s name, affiliation with the Company and her beneficial stock holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage

Heung Mei Tsui	Director	20,555,329*	68.5%

*

As a result of the increase in authorized shares that will be effected by the Amendment, TS Electronics will issue an additional 4,723,056 shares of common stock that it is required to issue to Heung Mei Tsui under the Exchange Agreement.  As a result of the issue of these additional shares, she will beneficially own 25,278,358 shares, which will be equal to 72.8% of the common stock then outstanding.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHTS OF APPROVAL

None.

DESCRIPTION OF SECURITIES

Our Certificate of Incorporation authorizes us to issue up to 30,000,000 shares of common stock, par value of $0.001, all of which are issued and outstanding.  The following is a summary of the rights of the holders of our common stock:

○	Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

○	There are no cumulative voting rights;

○

The holders of our common stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

○

Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

○	The holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of the  Company's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of the Company's common stock; (ii) each of the our Directors; (iii) each of the executive officers of the Company, and (iv) all Directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own.  The amount of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.  The total number of outstanding shares of common stock at the Record Date was 30,000,000.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Heung Mei Tsui, Director (2)	20,555,329	68.5%
Zhilin Li, CEO and President	0	0%
Xinhua Wu, CFO	0	0%
Jian Yang, Secretary	0	0%
All officers and directors as a group (4 persons)	20,555,329	68.5%

(1) Unless otherwise stated, the addresses of all persons in the table is

c/o TS Electronics, Inc.

2nd floor, No. 17, Jinpan Road,

Haikou, Hainan Province, China, 570216

(2) As a result of the increase in authorized shares that will be effected by the Amendment, TS Electronics will issue an additional 4,723,056 shares of common stock that it is required to issue to Heung Mei Tsui under the Exchange Agreement.  As a result of the issue of these additional shares, she will beneficially own 25,278,358 shares, which will be equal to 72.8% of the common stock then outstanding.

VOTE REQUIRED FOR APPROVAL

Under the DGCL, approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of shares having a majority of the voting power of the common stock.  Section 228 of the DGCL provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if stockholders owning at least a majority of the voting power sign the consent; provided that prompt notice of the taking of the action without a meeting shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to vote. Stockholders owning a majority of the voting power our common stock, equaling 68.5% of our issued and outstanding common stock, have executed a consent that approves each of the provisions of the Amendment. As a result of the delivery of this notice, no further votes will be required or necessary to approve the Amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Heung Mei Tsui, a director of TS Electronics, is also a director of Onny and has received 20,555,329 shares of TS Electronics’ shares of common stock under the Exchange Agreement, and she will receive an additional 4,723,056 shares when the additional shares become authorized as a result of the Amendment.

DIVIDEND POLICY

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, to finance our operations.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549.  You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

The SEC allows us to “incorporate by reference” certain information into this Information Statement.  This means that we can disclose important information to you by referring you to another document filed with the SEC.  The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

We are incorporating by reference the following items contained in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, which was filed with the SEC on October 23, 2005:

•

Item 6.

Management’s Discussion and Analysis or Plan of Operation;

•

Item 7.

Financial Statements and Supplementary Data; and

•

Item 8.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

In addition, we are incorporating by reference our Quarterly Report on Form 10-QSB for the period ended September 30, 2005, which was filed with the SEC on November 18, 2005.

We are delivering copies of the documents incorporated by reference to you along with this Information Statement.

Information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: March 15, 2006

By: TS Electronics, Inc.

/s/ Zhilin Li

Zhilin Li, CEO and President

Annex A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

TS ELECTRONICS, INC.

_________________________________

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

TS Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”) does hereby certify as follows:

FIRST:

The Certificate of Incorporation of the Corporation as heretofore amended shall by amended by changing Article “1.” so that, as amended, said Article shall read in its entirety as follows:

1.

The name of the corporation is China Pharma Holdings, Inc.

SECOND:

The Certificate of Incorporation as heretofore amended shall be further amended by changing Article “4.” so that, as amended, said Article shall read in its entirety as follows:

4.

The total number of shares of stock which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, all of which shall consist of common stock, par value $0.001 per share.

THIRD:

The Certificate of Incorporation as heretofore amended shall be further amended to by changing Article “5.” so that, as amended, said Article shall read in its entirety as follows:

5.

The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than nine, with specific number to be as authorized from time vote of a majority of the entire Board of Directors.

FOURTH:

The Board of Directors of the Corporation duly adopted a resolution setting forth the amendments set forth above, declaring their advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof.  Pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding common stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present or voted, and the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Zhilin Li, its President and Chief Executive officer, on the 15th day of March, 2006.

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(Authorized Officer)